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                        SECURITIES AND EXCHANGE COMMISION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                   May 4, 1998
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                Date of Report (Date of earliest event reported)


                                 PRT GROUP INC.
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               (Exact Name of Registrant as Specified in Charter)



        Delaware                        0-23315                 13-3914972
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(State or other jurisdiction     (Commission File Number)    (IRS Employer
    of Incorporation)                                       Identification No.)


342 Madison Avenue, 11th Floor, New York, New York              10173
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   (Address of Principal Executive Offices)                   (Zip Code)


                                 (212) 922-0800
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               Registrant's telephone number, including area code

                                 Not Applicable
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          (Former Name or Former Address, if Changes Since Last Report)


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ITEM 5.  OTHER EVENTS.

         The Board of Directors (the "Board") of PRT Group Inc. ("PRT") and the Board's Compensation Committee, on May 4, 1998, cancelled each outstanding option granted on February 6, 1998 to each employee below the Senior Vice President level (each of which option had an exercise price equal to $20.00 per share subject thereto) and regranted to each such employee options to purchase an equal number of shares with an exercise price per share equal to the market closing price per share on May 4, 1998 ($9.5625).

         The regranted stock options have the same terms as the original options, except that: (1) the exercise price of the regranted options will be $9.5625; (2) regranted options will not become exercisable (except, in certain cases, on an optionee's death, disability, or involuntary termination other than for cause) prior to May 4, 1999; and (3) regranted options that were not exercisable as of May 4, 1998 will become exercisable over a three-month longer period than they would have absent the regranting.

         In addition, all PRT Senior Vice Presidents and the Chief Financial Officer were given the opportunity to cancel options granted on February 6, 1998, in exchange for new options to purchase an equal number of shares with an exercise price equal to $13.00 per share subject to such option. These options become exercisable: (1) in accordance with their original exercisability schedule (except that the grant date is May 4, 1998); and (2) with respect to fifty percent (50%) of the shares subject thereto when PRT's common stock has a closing price on the NASDAQ equal to or greater than $20.00 per share for 20 consecutive days and with respect to the other fifty percent (50%) of the shares subject thereto when PRT 's common stock has a closing price on the NASDAQ equal to or greater than $25.00 per share for 20 consecutive days.

         In view of the intensely competitive environment for obtaining and retaining qualified employees in the technology sector and the benefits to shareholders from having highly motivated employees, the reissuance was implemented in order to retain and motivate employees.

         PRT's Directors, the Chief Executive Officer, Chief Operating Officer and President were not eligible to and did not participate in this program.


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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        PRT GROUP INC.





Date:    May 19, 1998                    By:  /s/  LOWELL W. ROBINSON
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                                                   Lowell W. Robinson
                                                   Executive Vice President,
                                                    Finance & Administration
                                                   and Chief Financial Officer